[Draft-- 5/5/97]

                            INTEGRAMED AMERICA, INC.

          ___________ Shares of Common Stock, $0.01 par value per share

                           PLACEMENT AGENCY AGREEMENT

                                                         _________________, 1997

Vector Securities International, Inc.
1751 Lake Cook Road, Suite 350
Deerfield, Illinois  60015

Dear Sir or Madam:

     IntegraMed America, Inc., a Delaware corporation (the "Company"), proposes to issue and sell ____________ shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), to certain investors (collectively, the "Investors"). The Company desires to engage you as its exclusive placement agent (the "Placement Agent") in connection with such issuance and sale. The Common Stock is more fully described in the Registration Statement (as hereinafter defined).

     The Company hereby confirms its agreements with the Placement Agent as follows:

     1. Agreement to Act as Placement Agent.

     On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Placement Agent agrees to act as the Company's exclusive placement agent in connection with the issuance and sale, on a best efforts basis, by the Company of the Shares to the Investors. The Company shall pay to the Placement Agent 7.0% of the gross proceeds received by the Company from the sale of the Shares as set forth on the cover page of the Prospectus (as hereinafter defined). Such fee shall be in addition to, but not in lieu of, any fees, expenses or warrants owing by the Company to the Placement Agent under the letter agreement dated March 8, 1996, as amended on September 12, 1996 and February 4, 1997 (the "Advisory Agreement"), between the Company and the Placement Agent relating to the Company's retention of the Placement Agent as a financial advisor to the Company in connection with the acquisition by the Company of Fertility Centers of Illinois, SC ("FCI").

     2. Delivery and Payment. Concurrently with the execution and delivery of this Agreement, the Company, the Placement Agent and Citibank, N.A., as escrow agent (the "Escrow Agent"), shall enter into an Escrow Agreement substantially in the form of Exhibit A attached hereto (the "Escrow Agreement"), pursuant to which an escrow account will be established, at the Company's expense, for the benefit of the Investors (the "Escrow Account"). Prior to the Closing Date (as defined below), (i) each of the Investors will deposit an amount equal to the Price to Public per Share as shown on the cover page of the Prospectus (as hereinafter defined) multiplied by the number of Shares purchased by it in the Escrow Account, and (ii) the Escrow Agent will notify the Company and the Placement Agent in writing whether the Investors have deposited in the Escrow Account funds in the amount equal to the proceeds of the sale of all of the Shares offered hereby (the "Requisite Funds") into the Escrow Account. At 10:00 a.m., New York City time, on _____________, 1997, or at such other time on such other date as may be agreed upon by the Company and the Placement Agent but in no event prior to the date on which the Escrow Agent shall have received all of the Requisite Funds (such date is hereinafter referred to as the "Closing Date"), the Escrow Agent will release the Requisite Funds from the Escrow Account for collection by the Company and the Placement Agent as provided in the Escrow Agreement and the Company shall deliver the Shares to the Investors, which delivery may be made through the facilities of The Depository Trust Company. The closing (the "Closing") shall take place at the office of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038. All actions taken at the Closing shall be deemed to have occurred simultaneously.

     Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Placement Agent shall request by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to delivery to the Investors.

     3. Representations and Warranties of the Company. The Company represents and warrants and covenants to the Placement Agent that:

          (a) A registration statement (Registration No. 333-______) on Form S-1 relating to the Shares, including a preliminary prospectus relating to the Shares and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company, under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Commission has not issued any order preventing or suspending the use of the Prospectus or the Preliminary Prospectus (as defined below). The term "Preliminary Prospectus" as used herein means a preliminary prospectus relating to the Shares as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related Preliminary Prospectus have been delivered to the Placement Agent. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus relating to the Shares containing information permitted to be omitted at the time of effectiveness by Rule 430A will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations promptly after execution and delivery of this Agreement. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including all material incorporated by reference therein and any information deemed to be included by Rule 430A. The term "Prospectus" means the prospectus relating to the Shares as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus relating to the Shares included in the Registration Statement at the Effective Date, in either case, including all material, if any, incorporated by reference therein.

          (b) On the date that any Preliminary Prospectus was filed with the Commission, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement, each Preliminary Prospectus and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply with all applicable provisions of the Act and the Rules and Regulations and did or will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, at the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has not distributed any offering material in connection with the offering or sale of the Common Stock, other than the Registration Statement, the Preliminary Prospectus and the Prospectus.

          (c) The Company is, and at the Closing Date will be, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has, and at the Closing Date will have, full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company is, and at the Closing Date will be, duly licensed or qualified to conduct its business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where failure to so license or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined), taken as a whole. Except for the stock of the Subsidiaries and as disclosed in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the articles or certificate of incorporation and of the bylaws of the Company and the Subsidiaries, and all amendments thereto have been delivered to the Placement Agent, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

          (d) All of the Company's subsidiaries (as defined in the Act) are identified on Exhibit 21.1 to the Registration Statement and are referred to herein as a "Subsidiary" and collectively as the "Subsidiaries." Each Subsidiary is, and at the Closing Date will be, duly organized, validly existing and in good standing in the jurisdiction of its incorporation. Each Subsidiary has, and at the Closing Date will have, full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement or Prospectus. Each Subsidiary is, and at the Closing Date will be, duly licensed or qualified to conduct its business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where failure to so license or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company directly, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as described in the Registration Statement or Prospectus.

          (e) Each individual physician, individual physician practice, group medical practice and professional corporation with which the Company is affiliated, through employment agreements or management agreements, is listed on
Schedule I hereto, and is referred to herein individually as a "Medical Practice." Each Medical Practice is duly organized and is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its businesses and in which the failure to be so qualified or licensed, individually or in the aggregate, would have a material adverse effect on the condition (financial or other), business, prospects. properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

          (f) The issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued, are fully paid and nonassessable and are not subject to any preemptive or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth under the caption "Capitalization" in the Prospectus. The description of the securities of the Company in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all respects. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor the Subsidiaries has outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

          (g) This Agreement has been duly authorized and validly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto. The Escrow Agreement has been duly authorized and validly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

          (h) The issuance and sale of the Shares have been duly authorized by the Company, and the Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Shares will not be subject to personal liability by reason of being such holders. The Shares, when issued, will conform to the description thereof set forth in the Prospectus.

          (i) The consolidated financial statements and the related notes and schedules included in the Registration Statement and the Prospectus present fairly the consolidated financial condition of the Company and the Subsidiaries and (as to financial statements and related notes included in the Registration Statement and the Prospectus or any amendment or supplement thereto pursuant to Rule 3-05 of Regulation S-X) of acquired physician practices or practices the acquisition of which is probable ("Acquisition Practices"), as the case may be, as of the respective dates thereof and the results of operations, stockholder's equity (deficit) and cash flows at the respective dates and for the respective periods covered thereby, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the entire period involved, except as otherwise disclosed therein. No other financial statements or schedules of the Company, the Subsidiaries, or any other entity are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Price Waterhouse LLP (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company, the Subsidiaries and the Acquisition Practices as required by the Act and the Rules and Regulations. Such financial statements and the related notes and schedules included in the

Registration Statement and the Prospectus have been prepared in conformity with the requirements of the Act and the Rules and Regulations and present fairly the information presented therein; the pro forma financial information included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) has been prepared in conformity with the applicable published rules and regulations of the Commission with respect to pro forma financial information, and the assumptions used in preparing such information are reasonable; and the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries and of Acquisition Practices, as the case may be.

          (j) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (k) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company or the Subsidiaries other than non-material changes in the ordinary course of business, or any material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or the Subsidiaries arising for any reason whatsoever, (ii) the Company and the Subsidiaries have not incurred nor will any of them incur any material liabilities or obligations, direct or contingent, nor has the Company or the Subsidiaries entered into nor will any of them enter into any material transactions other than pursuant to this Agreement, the Registration Statement and the transactions referred to herein and therein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

          (l) Any real property and buildings held under lease to the Company or the Subsidiaries are held or leased by them under valid, binding and enforceable leases conforming to the description thereof set forth in the Registration Statement and the Prospectus, with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company or the Subsidiaries, as the case may be.

          (m) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), and is not required to be registered under the Investment Company Act.

          (n) Except as set forth or referred to in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending, or to the Company's knowledge, threatened, against or affecting the Company or the Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially adversely affect the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

          (o) The Company and each Subsidiary has, and at the Closing Date will have, all governmental or regulatory licenses, permits, consents, orders, franchises, certificates of need, approvals and other authorizations ("Permits") necessary to carry on their respective businesses as presently conducted and in the manner described in the Prospectus, including, without limitation, such Permits as are required (i) under such federal and state healthcare laws, statutes and regulations as are applicable to the Company and the Subsidiaries and (ii) to receive reimbursement under Medicare/Medicaid. The Company and each of the Subsidiaries has fulfilled and performed in all material respects their respective obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Prospectus. Except as described in the Prospectus, none of the Permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

          (p) The Company and each Subsidiary has, and at the Closing Date will have, (i) complied with all laws, regulations and orders applicable to any of them or their businesses, where the failure to so comply would have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole and (ii) performed all its obligations required to be performed, and is not, and at the Closing Date will not be, to the Company's knowledge, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which any of them is a party or by which its property is bound or affected, except as otherwise set forth in the Registration Statement and the Prospectus and except where such default would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, and, to the Company's knowledge, no other party under any contract or other agreement to which either the Company or the Subsidiaries is a party is in default in any material respect thereunder. Neither the Company nor the Subsidiaries is in violation of any provision of its organizational or governing documents.

          (q) There are no material Medicare, Medicaid or other managed care recoupment or recoupments of any third-party payor being sought, threatened, requested or claimed against the Company or any of the Subsidiaries.

          (r) Neither the Company nor any of the Subsidiaries is in material violation of any healthcare law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, including, without limitation, those relating to reimbursement by government agencies and fraudulent or wrongful billings.

          (s) Neither the Company nor any of the Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds or received or retained any funds in violation of any healthcare law, rule or regulation, including, without limitation, those prohibiting fee-splitting or fees for the referral of patients.

          (t) The businesses of the Company, the Subsidiaries and the Medical Practices do not violate in a material respect any healthcare statute, administrative or governmental rule or regulation of the United States applicable to the Company, any of the Subsidiaries or any of the Medical Practices, including, but not limited to, 42 U.S.C. ss. 1395nn, 42 U.S.C. ss.1396(b), 42 U.S.C. ss.1320a-7b(b), or any healthcare judgment, injunction, order or decree of any court or governmental entity or instrumentality of the United States having jurisdiction over the Company, any of the Subsidiaries or any of the Medical Practices.

          (u) The statements in the Registration Statement and Prospectus under the captions "Risk Factors--Government Regulation" and "Business--Government Regulation," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

          (v) To the best knowledge of the Company, (i) there are no actions, suits or proceedings pending or threatened, against or affecting the Medical Practices or FCI (together with the Medical Practices, the "Practices"), before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign; (ii) none of the Practices is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Practices or of any decree of any court or governmental agency or body having jurisdiction over the Practices or in default in the performance of any obligation, agreement or condition contained in any contract or other agreement to which it, the Company or any of the Subsidiaries is a party or by which any of their respective properties may be bound; (iii) each Practice has such Permits as are necessary to own such Practice's properties and to conduct such Practice's business in the manner described in the Prospectus; each Practice has fulfilled and performed all its obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such Permits contains any restriction that is burdensome to such Practice; (iv) there are no Medicare or Medicaid or other managed care recoupment or recoupments of any third-party payor being sought, requested, claimed or threatened against any of the Practices; (v) the Practices is not in material violation of any healthcare law, ordinance, administrative or governmental rule or regulation applicable to the Practices, including, without limitation, those relating to reimbursement by government agencies and fraudulent or wrongful billings; and (vi) neither the Practices nor any employee or agent of the Practices has made any payment of funds or received or retained any funds in violation of any healthcare law, rule or regulation, including, without limitation, those prohibiting fee-splitting or fees for the referral of patients.

          (w) The Company has all corporate power and authority to enter into this Agreement and the Escrow Agreement, and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection herewith and therewith have been obtained, except such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD").

          (x) Neither (i) the issuance, offering and sale of the Shares pursuant hereto, nor (ii) the compliance by the Company with the other provisions hereof require the consent, approval, authorization, registration, filing or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or Blue Sky laws or the bylaws and rules of the NASD and, if the Registration Statement is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act.

          (y) Neither the execution of this Agreement or the Escrow Agreement, nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein or in the Escrow Agreement, nor the compliance by the Company with the terms and provisions hereof or thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries pursuant to the terms of any contract or other agreement to which the Company or the Subsidiaries may be bound or to which any of the property or assets of the Company or the Subsidiaries; nor will such action result in any violation of the provisions of the Company's or the Subsidiaries' organizational or governing documents, or any statute or any order, rule or regulation applicable to the Company or the Subsidiaries or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or the Subsidiaries.

          (z) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company or the Subsidiaries is a party have been duly authorized, executed and delivered by the Company or the Subsidiaries, constitute legal, valid and binding agreements of the Company or the Subsidiaries, as the case may be, and are enforceable against the Company or the Subsidiaries in accordance with the terms thereof, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

          (aa) No statement, representation or warranty made by the Company in this Agreement or made in any certificate or document required by this Agreement or the Escrow Agreement to be delivered to the Placement Agent, the Investors or the Escrow Agent was or will be, when made, inaccurate, untrue or incorrect in any material respect.

          (bb) The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

          (cc) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement, other than rights which are not execrable due to the Placement Agent's determination to include only securities sold directly from the Company.

          (dd) The Common Stock is currently listed on the Nasdaq National Market (the "NNM").

          (ee) Neither the Company nor the Subsidiaries is involved in any material labor dispute nor is any such dispute threatened.

          (ff) None of the Company or the Subsidiaries or any of their respective employees or agents has made any payment of funds of the Company or the Subsidiaries, or received or retained any such funds in violation of any law, rule or regulation where such actions are of a character required to be disclosed in the Prospectus.

          (gg) The Company, each of the Subsidiaries and each of the Medical Practices is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, any of the Subsidiaries, any of the Medical Practices and their respective businesses, assets, employees, officers and directors are in full force and effect; the Company, the Subsidiaries and the Medical Practices are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company, any of the Subsidiaries or any of the Medical Practices under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company, each of the

Subsidiaries and each of the Medical Practices maintains insurance of the types and in amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies and businesses, all of which insurance is in full force and effect. None of the Company, the Subsidiaries or the Medical Practices has been refused any insurance coverage sought or applied for; and none of the Company, the Subsidiaries or the Medical Practices has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially adversely affect the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

          (hh) The business, operations and properties of the Company and the Subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, and neither the Company nor the Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

          (ii) Each officer, director and securityholder of the Company listed on Exhibit B hereto has delivered to the Placement Agent an agreement in the form of Attachment A hereto to the effect that he or she will not, without the prior written consent of the Placement Agent, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of capital stock of the Company or securities convertible into, or exchangeable or execrable for, shares of capital stock of the Company for a period of ___ months after the date hereof.

          (jj) The Company has delivered to the Placement Agent an agreement in the form of Attachment B hereto to the effect that it will not without the prior written consent of the Placement Agent, offer, sell, or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of capital stock of the Company or securities convertible into, or exchangeable or execrable for, shares of capital stock of the Company for a period of ___ days after the date hereof.

     4. Agreements of the Company. The Company covenants and agrees with the Placement Agent as follows:

          (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have objected thereto in good faith.

          (b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Placement Agent promptly, and will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by any securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in
Section 4(a) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction relating to any of the Registration Statement, any Preliminary Prospectus or the Prospectus. If at any time any securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agent promptly of all such filings.

          (c) If, at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would, in the judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the judgment of counsel to the Company or counsel to the Placement

Agent, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the judgment of counsel to the Company or counsel to the Placement Agent, at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Placement Agent and, subject to Section 4(a) hereof, will promptly prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agent, without charge, such number of copies thereof as the Placement Agent may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agent.

          (d) The Company will furnish to the Placement Agent and its counsel, without charge, (i) two signed copies of the registration statement described in
Section 3(a) hereof and each pre-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and (ii) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Placement Agent may reasonably request.

          (e) The Company will comply with all the undertakings contained in the Registration Statement.

          (f) Prior to the sale of the Shares to the Investors, the Company will cooperate with the Placement Agent and its counsel in connection with the registration or qualification of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agent may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

          (g) During the period of five years commencing on the Effective Date, the Company will furnish to the Placement Agent copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Placement Agent a copy of each annual or other report it shall be required to file with the Commission.

          (h) The Company will make generally available to holders of its securities, as soon as may be practicable, but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, a consolidated earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

          (i) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

          (j) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

     5. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, including all fees, disbursements and other charges of counsel to the Company, (2) the preparation and delivery of certificates representing the Shares, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus and any Preliminary Prospectus, and all amendments and supplements to the Prospectus, as may be requested for use in connection with the direct placement of the Shares, (4) the listing of the Common Stock on the NNM, (5) any filings required to be made by the Placement Agent with the NASD and the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the reasonable fees, disbursements and other charges of counsel to the Placement Agent in connection therewith, up to a maximum of $20,000, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (6) fees, disbursements and other charges of counsel to the Company and (7) the fees of the Escrow Agent. The Company shall reimburse the Placement Agent for all its travel, legal and other out-of-pocket expenses incurred in connection with the engagement hereunder, up to a maximum of $125,000. Such expenses shall be in addition to, but not in lieu of, any fees, expenses or warrants owing by the Company to the Placement Agent under the Advisory Agreement.

     6. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder are subject to the following conditions:

          (a) Notification that the Registration Statement has become effective shall be received by the Placement Agent not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Placement Agent and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

          (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agent and the Placement Agent did not object thereto in good faith, and the Placement Agent shall have received certificates, dated the Closing Date and signed by the President and Chief Executive Officer or the Chairman of the Board of Directors of the Company, and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

          (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company or the Subsidiaries, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and
(ii) neither the Company nor the Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Placement Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors at the public offering price.

          (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or the Subsidiaries or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling decision or finding would materially and adversely affect the business, properties, business properties, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries.

          (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the

Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

          (f) The Placement Agent shall have received an opinion, dated the Closing Date, of Bachner, Tally, Polevoy & Misher LLP, counsel to the Company, in form and substance satisfactory to the Placement Agent, to the effect that:

          (i) each of the Company and the Subsidiaries has been duly organized and is validly existing in good standing under the laws of its jurisdiction of incorporation and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole;

          (ii) each of the Company and the Subsidiaries has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus; and the Company has all corporate power and authority to enter into this Agreement and the Escrow Agreement, and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection herewith and therewith have been obtained;

          (iii) the Company has an authorized capitalization as set forth under the caption "Capitalization" in the Prospectus; all of the issued shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable and free of preemptive or similar rights; no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares; no holders of securities of the Company are entitled to have such securities registered under the Registration Statement; and, to the best of such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitment, plan or arrangement to, issue or register any shares of capital stock or other securities of the Company or the Subsidiaries other than as disclosed in the Registration Statement and the Prospectus;

          (iv) the issuance and sale of the Shares have been duly authorized by the Company, and the Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable and will not be subject to preemptive or similar rights; the holders of the Shares will not be subject to personal liability by reason of being such holders; and the Shares, when issued, will conform to the description thereof set forth in the Prospectus.

          (v) the statements set forth under the heading "Description of Capital

     Stock" in the Prospectus, insofar as such statements purport to summarize certain provisions of the securities of the Company, constitute a fair summary of such provisions;

          (vi) the execution and delivery of this Agreement and the Escrow Agreement have been duly authorized by all necessary action of the Company and each has been duly executed and delivered by the Company, and each is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and, in the case of this Agreement, except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws; the Escrow Agreement conforms to the description thereof set forth in the Prospectus;

          (vii) no legal or governmental proceedings are pending to which the Company or the Subsidiaries or to which the property of the Company or the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and, to such counsel's knowledge after due inquiry, no such proceedings have been threatened against the Company or the Subsidiaries or with respect to any of their respective assets; and no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

          (viii) the Registration Statement is effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to such counsel's knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission;

          (ix) the Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined under the Investment Company Act, and is not required to be registered under the Investment Company Act;

          (x) the statements set forth in the Prospectus under the captions "Risk Factors," "Business," "Description of Capital Stock," "Management" and "Principal Stockholders," insofar as such statements constitute matters of law or legal conclusions, have been reviewed by such counsel and are accurate in all material respects (it being understood that such counsel need express no opinion with respect to statements set forth under the captions "Risk Factors--Government Regulation," and "Business--

     Government Regulation");

          (xi) the registration statement described in Section 3(a) hereof as originally filed with respect to the Shares and each amendment thereto and the Prospectus (in each case, not including the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

          (xii) no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or the Subsidiaries is a party or by which the Company or the Subsidiaries is bound or may be affected, where such default would have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole;

          (xiii) neither the issuance, offering and sale of the Shares pursuant hereto nor the compliance by the Company with the other provisions of this Agreement and with the provisions of the Escrow Agreement require the consent, approval, authorization, registration, filing or qualification of or with any governmental authority, except such as have been obtained (it being understood that such counsel need express no opinion with respect to state securities or Blue Sky Laws or the bylaws and rules of the NASD);

          (xiv) neither the execution or delivery of this Agreement or the Escrow Agreement, nor the issuance, offering or sale of the Shares, nor the compliance by the Company with the terms and provisions hereof or thereof will conflict with, or result in a breach or violation of, any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or of the Subsidiaries pursuant to the terms of, (A) any contract or other agreement to which the Company or the Subsidiaries is a party or by which the Company or the Subsidiaries or any of their respective properties or assets are subject, (B) the organizational or governing documents of the Company or the Subsidiaries, (C) any statute, rule or regulation applicable to the Company or the Subsidiaries, or (D) any judgment, decree or order of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company or the Subsidiaries;

          (xv) the Shares have been authorized for quotation on the NNM;

          (xvi) to the best knowledge of such counsel after reasonable inquiry, neither the Company nor any of the Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, the effect of which could have a material adverse effect on the Company and the Subsidiaries, taken as a whole; and

          (xvii) to the best of such knowledge of such counsel after reasonable inquiry, the Company, each of the Subsidiaries and each of the Medical Practices has full power and authority and all Permits as are required under applicable law to own, lease and operate their respective properties and to conduct their respective businesses as now being conducted as described in the Prospectus, including, without limitation, such Permits as are required (x) under such Federal and state healthcare laws, statutes and regulations as are applicable to the Company, the Subsidiaries and the Medical Practices and (y) to receive reimbursement under Medicare/Medicaid.

     Such counsel shall also state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and representatives of the Company and with the Accountants, at which conferences the contents of the Registration Statement and the Prospectus were discussed and, on the basis of the foregoing, that they have no reason to believe that the Registration Statement, as of its effective date and as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than financial statements and schedules and other financial and statistical data included therein, as to which such counsel need express no view).

     In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any jurisdictions in which such counsel are not admitted to practice, to the extent satisfactory in form and substance to counsel for the Placement Agent, upon the opinion of local counsel. The foregoing opinion shall also state that the Placement Agent is justified in relying upon such opinions of local counsel, and copies of such opinions shall be delivered to the Placement Agent and their counsel.

     References to the Registration Statement and the Prospectus in this paragraph (f) shall include any amendment or supplement thereto at the date of such opinion.

          (g) The Placement Agent shall have received an opinion, dated the Closing Date, of __________________, special counsel to the Company, in form and substance satisfactory to the Placement Agent, to the effect that the statements in the Registration Statement and Prospectus under the captions "Risk Factors--Government Regulation" and

"Business--Government Regulation," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

     References to the Registration Statement and the Prospectus in this paragraph (g) shall include any amendment or supplement thereto at the date of such opinion.

          (h) Concurrently with the execution and delivery of this Agreement, or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, the Accountants shall have furnished to the Placement Agent a letter, dated the date of its delivery (the "Original Letter"), addressed to the Placement Agent and in form and substance satisfactory to the Placement Agent, confirming that
(i) they are independent public accountants with respect to the Company and the Subsidiaries within the meaning of the Act and the Rules and Regulations; (ii) in their opinion, the financial statements and any supplementary financial information and schedules (and pro forma financial information) included in the Registration Statement and examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations; (iii) on the basis of procedures, not constituting an examination in accordance with generally accepted auditing standards, set forth in detail in the Original Letter, a reading of the latest available interim financial statements of the Company and the Subsidiaries, inspections of the minute books of the Company and the Subsidiaries since the latest audited financial statements included in the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in the Original Letter to a date not more than five days prior to the date of the Original Letter, nothing came to their attention that caused them to believe that: (A) the unaudited financial statements and schedules of the Company and the Subsidiaries included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations, or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited financial statements included in the Prospectus; (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited financial statements included in the Prospectus; (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were to be determined on a basis substantially consistent with the basis for the audited financial statements included in the Prospectus; (D) as of a specified date not more than five days prior to the date of the Original Letter, there have been any changes in the capital stock of the Company or any increase in the long-term debt of the Company, or any decreases in net current assets or net assets or other items specified by the Placement Agent, or any increases in any items specified by the Placement Agent, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in the Original Letter; and
(E) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (D), there were any decreases in revenues or the total or per share amounts of net income or other items specified by the Placement Agent, or any increases in any items specified by the Placement Agent, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Placement Agent, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in the Original Letter; (iv) in addition to the examination referred to in their reports included in the Prospectus and the procedures referred to in clause
(iii) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Placement Agent, which are derived from the general accounting, financial or other records of the Company or the Subsidiaries, as the case may be, which appear in the Prospectus or in Part II of, or in exhibits or schedules to, the Registration Statement, and have compared such amounts, percentages and financial information with such accounting, financial and other records and have found them to be in agreement; and (v) on the basis of a reading of the unaudited pro forma consolidated condensed financial statements included in the Registration Statement and Prospectus, carrying out certain specified procedures that would not necessarily reveal matters of significance with respect to the comments set forth in this clause (v), inquiries of certain officials of the Company and the Subsidiaries who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma consolidated condensed financial statements, nothing came to their attention that caused them to believe that the unaudited pro forma consolidated condensed financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilations of such statements. At the Closing Date, the Accountants shall have furnished to the Placement Agent a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to their attention during the period from the date of the Original Letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date which would require any change in the Original Letter if it were required to be dated and delivered at the Closing Date.

          (i) At the Closing Date, there shall be furnished to the Placement Agent a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Placement Agent, to the effect that:

          (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

          (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

          (iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

          (iv) No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

          (v) Subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company or the Subsidiaries, except as set forth in or contemplated by the Prospectus.

          (j) The Shares shall be qualified for sale in such states as the Placement Agent may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

          (k) The Shares shall have been authorized for quotation on the NNM.

          (l) The Company shall have furnished to the Placement Agent such certificates, in addition to those specifically mentioned herein, as the Placement Agent may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agent.

     7. Indemnification.

          (a) The Company shall indemnify and hold harmless the Placement Agent, the directors, officers, employees and agents of the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on
(i) any untrue statement or alleged untrue statement made by the Company in
Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus and (B) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application") or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or any supplement to the Registration Statement or the Prospectus or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus; and provided further, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any indemnified person where the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage or liability (i) results from the fact that such Placement Agent failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (or any amendment or supplement thereto), unless such failure to deliver the Prospectus (as amended or supplemented) was the result of noncompliance by the Company with Section 4(d). This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Placement Agent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder (whether or not such Placement Agent or any person who controls such Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Placement Agent and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

          (b) The Placement Agent will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Placement Agent might otherwise have. The Company acknowledges that, for all purposes under this Agreement, the statements set forth under the caption "Plan of Distribution" in any Preliminary Prospectus and the Prospectus constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus.

          (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by, or otherwise prejudices, the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that would prevent the counsel selected by the indemnifying party from representing the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The Company will not, without the prior written consent of the Placement Agent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder (whether or not the Placement Agent or any person who controls the Placement Agent within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Placement Agent and each such controlling person from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Placement Agent, the Company and the Placement Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agent such as persons who control the Company within the meaning of the Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Placement Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Company expenses) received by the Company as set forth in the table on the cover page of the Prospectus bear to the fee received by the Placement Agent hereunder. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Placement Agent on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this
Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Placement Agent shall not be required to contribute any amount in excess of the fee received by it under this Agreement, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

          (e) The provisions of this Section 7 shall be in addition to, but not in lieu of, any indemnification obligations of the Company under the indemnification letter agreement dated March 8, 1996 between the Company and the Placement Agent.

     8. Termination.

          (a) The obligations of the Placement Agent under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Placement Agent, without liability on the part of the Placement Agent to the Company if, prior to delivery and payment for the Shares, in the sole judgment of the Placement Agent (i) trading in the Common Stock of the Company shall have been suspended by the Commission or by the NNM, (ii) trading in securities generally on the New York Stock Exchange or the NNM shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such exchanges, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchanges or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Placement Agent, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

          (b) The obligations of the parties under this Agreement shall be automatically terminated in the event that the Requisite Funds have not been deposited by the Investors into the Escrow Account by the close of business on the date scheduled for the Closing.

     9. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, One Manhattanville Road, Purchase, New York 10577, Attention: President or (b) if to the Placement Agent, at the office of Vector Securities International, Inc., 1751 Lake Cook Road, Suite 350, Deerfield, Illinois 60015, Attention: Barry M. Deutsch. Any such notice shall be effective only upon receipt. Any notice under
Section 7 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

     10. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Placement Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Placement Agent or any controlling person referred to in Section 7 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     11. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 7(a) and (d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agent and any person or persons who control the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 7(b) and (d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No Investor shall be deemed a successor because of such purchase.

     12. Headings. Section headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

     13. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Placement Agent.

     14. Applicable Law. The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the Placement Agent in accordance with its terms.


                                          Very truly yours,

                                          INTEGRAMED AMERICA, INC.



                                          By:___________________________________
                                                Name:
                                                Title:



The foregoing Placement Agency
Agreement is hereby confirmed
and accepted as of the date
first above written.

VECTOR SECURITIES INTERNATIONAL, INC.


By: _________________________________________
        Name:
        Title:

                                    EXHIBIT 1

                            FORM OF ESCROW AGREEMENT


     ESCROW AGREEMENT, dated as of ______________, 1997, by and among INTEGRAMED AMERICA, INC., a Delaware corporation (the "Company"), VECTOR SECURITIES INTERNATIONAL, INC. (the "Placement Agent") and CITIBANK, N.A., a national banking institution incorporated under the laws of the United States of America (the "Escrow Agent").

     WHEREAS, the Company proposes to sell an aggregate of __________ shares of its common stock, par value $.01 per share (the "Shares"), for an aggregate of $_________________, all as described in the Company's registration statement on Form S-1 (Registration No. 333-_______)(which, together with all amendments or supplements thereto is referred to herein as the "Registration Statement");

     WHEREAS, the Shares are being offered by the Company to investors whom the Placement Agent has introduced to the Company, pursuant to registration under the Securities Act of 1933, as amended, and pursuant to registration or exemptions from registration under state securities laws;

     WHEREAS, the offering of the Shares will terminate on ______________, 1997 (the "Final Closing Date") and, if subscriptions for the total number of Shares being offered pursuant to the Registration Statement have not been received by the Company on or before the Final Closing Date, no Shares will be sold and all payments made by subscribers will be refunded by the Escrow Agent with interest earned thereon, if any; and

     WHEREAS, with respect to all subscription payments received from subscribers, the Company proposes to establish an escrow account with the Escrow Agent at the office of its Escrow Administration, 120 Wall Street, 13th Floor, New York, New York 10043.

     NOW, THEREFORE, it is agreed as follows:

     1. Establishment of Escrow. The Escrow Agent hereby agrees to receive and disburse the proceeds from the offering of the Shares and any interest earned thereon in accordance herewith.

     2. Deposit of Escrowed Property. The Placement Agent, on behalf of the subscribers for the Shares, shall from time to time, but in no event later than 12:00 noon on the date following receipt by the Placement Agent, cause to be wired to or deposited with, or, cause the subscribers for the Shares to wire or deposit with, the Escrow Agent funds or checks of the subscribers delivered in payment for Shares (the "Escrowed Property"). Any checks delivered to the Escrow Agent pursuant to the terms hereof shall be made payable to or endorsed to the order of the Escrow Agent. The Escrow Agent upon receipt of such checks shall present such checks for payment to the drawee-bank under such checks. Any checks not honored by the drawee-bank thereunder after the first presentment for payment shall be returned to the Placement Agent, on behalf of such subscriber, in the same manner notices are delivered pursuant to
Section 6. Upon receipt of funds or checks from the Placement Agent, the Escrow Agent shall credit such funds and the amount of such checks to a non-interest-bearing account (the "Escrow Account") held by the Escrow Agent. If following the credit of the amount of any check to the Escrow Account such check is dishonored, the Escrow Agent, if such dishonored check amount shall have been invested pursuant to Section 3, shall liquidate to the extent of such dishonored check amount such investments and debit the Escrow Account for the amount of such dishonored check plus, if any, the amount of interest and other income earned with respect to any investment of such dishonored check amount.

     3. Investment of Escrowed Property. The Escrow Agent on the second business day ("business day" defined for purposes of this Escrow Agreement as any day which is not a Saturday, a Sunday or a day on which banks or trust companies in the City and State of New York are authorized or obligated by law, regulation or executive order to remain closed) succeeding (unless such deposit is made in federal or other immediately available or "same day" funds, in which case, on the business day next succeeding) the credit of any subscription proceeds to the Escrow Account pursuant to Section 2 and until release of such proceeds in accordance with the terms hereof, shall deposit such proceeds in a Citibank Money Market Deposit Account, pursuant to Rule 15c2-4 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, in accordance with the terms set forth on Exhibit A hereto (made a part of this Escrow Agreement as if herein set forth). The Escrow Agent shall in no event be liable for any loss resulting from any change in interest rates applicable to proceeds invested pursuant to this Section. Interest on proceeds invested pursuant to this Section shall accrue from the date of investment of such proceeds until the termination of such investment pursuant to the terms hereof and shall be paid as set forth in Section 5.

     4. List of Subscribers. The Placement Agent shall furnish or cause to be furnished to the Escrow Agent, at the time of each deposit of funds or checks pursuant to Section 2, a list, substantially in the form of Exhibit B hereto, containing the name of, the address of, the number of Shares subscribed for by, the subscription amount delivered to the Escrow Agent on behalf of, and the social security or taxpayer identification number, if applicable, of, each subscriber whose funds are being deposited, and to which is attached a completed W-9 form (or, in the case of any subscriber who is not a United States citizen or resident, a W-8 form) for each listed subscriber. The Escrow Agent shall notify the Placement Agent and the Company of any discrepancy between the subscription amounts set forth on any list delivered pursuant to this Section 4 and the subscription amounts received by the Escrow Agent. The Escrow Agent is authorized to revise such list to reflect the actual subscription amounts received and the release of any subscription amounts pursuant to Section 5.

     5. Withdrawal of Subscription Amounts. (a) If the Escrow Agent shall receive a notice, substantially in the form of Exhibit C hereto (an "Offering Termination Notice"), from the Company, the Escrow Agent shall (i) promptly after receipt of such Offering Termination Notice and the clearance of all checks received by the Escrow Agent as Escrowed Property, liquidate any investments that shall have been made pursuant to Section 3 and send to each subscriber listed on the list held by the Escrow Agent pursuant to Section 4 whose total subscription amount shall not have been released pursuant to paragraph (b) or (c) of this Section 5, in the manner set forth in paragraph (d) of this Section 5, a check to the order of such subscriber in the amount of the remaining subscription amount held by the Escrow Agent as set forth on such list held by the Escrow Agent, and (ii) promptly after the fourth business day of the month immediately following the month in which the investments made pursuant to
Section 3 were terminated pursuant to this paragraph, send, in the manner set forth in paragraph (e) of this Section 5, a check to the order of each such subscriber in the amount of interest and other income earned and not yet paid with respect to any investment of such subscriber's funds. The Escrow Agent shall notify the Company and the Placement Agent of the distribution of such funds to the subscribers.

          (b) In the event that (i) the Shares have been subscribed for and funds in respect thereof shall have been deposited with the Escrow Agent on or before the Final Closing Date and (ii) no Offering Termination Notice shall have been delivered to the Escrow Agent, the Company and the Placement Agent, shall deliver to the Escrow Agent a joint notice, substantially in the form of Exhibit D hereto (a "Closing Notice"), designating the date on which Shares are to be sold and delivered to the subscribers thereof (the "Closing Date"), which date shall not be earlier than the clearance of any checks received by the Escrow Agent as Escrowed Property, the proceeds of which are to be distributed on such Closing Date, and identifying the subscribers and the number of Shares to be sold to each thereof on such Closing Date, not less than two (2) nor more than seven (7) business days prior to such Closing Date. The Escrow Agent, after receipt of such Closing Notice and the clearance of such checks:

               (i) on or prior to the Closing Date identified in such Closing Notice, shall liquidate any investments that shall have been made pursuant to Section 3 to the extent of the subscription amount to be distributed pursuant to the immediately succeeding clause (ii);

               (ii) on such Closing Date, pay to the Company and the Placement Agent, in federal or other immediately available funds and otherwise in the manner specified by the Company in such Closing Notice, an amount equal to the aggregate of the subscription amounts paid by the subscribers identified in such Closing Notice for the Shares to be sold on such Closing Date as set forth on the list held by the Escrow Agent pursuant to Section 4; and

               (iii) promptly after the fourth business day of the month immediately following the month in which the investments made pursuant to Section 3 were terminated pursuant to such Closing Notice, shall send, in the manner set forth in paragraph (e) of this Section 5, a check to the order of each subscriber identified in such Closing Notice in the amount of interest and other income earned and not yet paid with respect to any investment of each such subscriber's funds distributed on such Closing Date. At the time of such transfer, the Escrow Agent shall identify in writing to the Company and the Placement Agent the amount of the interest earned for the account of each subscriber and the date such subscription was received.

          (c) If at any time and from time to time prior to the release of any subscriber's total subscription amount pursuant to paragraph (a) or (b) of this
Section 5 from escrow, the Company shall deliver to the Escrow Agent a notice, substantially in the form of Exhibit E hereto (a "Subscription Termination Notice"), to the effect that any or all of the subscriptions of such subscriber have been rejected by the Company (a "Rejected Subscription"), the Escrow Agent
(i) promptly after receipt of such Subscription Termination Notice and, if such subscriber delivered a check in payment of its Rejected Subscription, after the clearance of such check, shall liquidate, to the extent of the sum of such subscriber's Rejected Subscription amount as set forth in the Subscription Termination Notice, any investments that shall have been made pursuant to
Section 3 and send to such subscriber, in the manner set forth in paragraph (e) of this Section 5, a check to the order of such subscriber in the amount of such Rejected Subscription amount, and (ii) promptly after the fourth business day of the month immediately following the month in which the investments made pursuant to Section 3 were terminated pursuant to this paragraph, shall send to such subscriber, in the manner set forth in paragraph (e) of this Section 5, a check to the order of such subscriber in the amount of interest and other income earned and not yet paid with respect to any investment of such subscriber's Rejected Subscription amount. At the time of such transfer, the Escrow Agent shall identify in writing to the Company and the Placement Agent the amount of the interest earned for the account of each subscriber and the date such subscription was received.

          (d) On a date following the transfer of any interest earned for the account of each subscriber pursuant to Section 5(a), (b) or (c), but not later than January 31, 1998, the Escrow Agent shall provide each subscriber with tax form 1099 setting forth the amount of such interest.

          (e) For the purposes of this Section 5, any check that the Escrow Agent shall be required to send to any subscriber shall be sent to such subscriber by first class mail, postage prepaid, at such subscriber's address furnished to the Escrow Agent pursuant to Section 4.

     6. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be (a) delivered by hand or (b) sent by mail, registered or certified, with proper postage prepaid, and addressed as follows:

                  if to the Company, to:

                     IntegraMed America, Inc.
                     One Manhattanville Road
                     Purchase, New York  10577
                     Attention:  President
                  with a copy to:

                     Bachner, Tally, Polevoy & Misher LLP
                     380 Madison Avenue
                     New York, New York  10017
                     Attention:  Sheldon E. Misher, Esq.

                  if to the Placement Agent, to:

                     Vector Securities International, Inc.
                     1751 Lake Cook Road, Suite 350
                     Deerfield, Illinois  60015
                     Attention:  Barry M. Deutsch

                  with a copy to:

                     Stroock & Stroock & Lavan LLP
                     180 Maiden Lane
                     New York, New York  10038
                     Attention:  James R. Tanenbaum, Esq.

                  if to the Escrow Agent, to:

                     Citibank, N.A.
                     Corporate Trust
                     Escrow Administration
                     120 Wall Street, 13th Floor
                     New York, New York  10043
                     Attention: Mr. Bryan Gartenberg

or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. All such notices and communications, if mailed, shall be effective when deposited in the mails, except that notices and communications to the Escrow Agent and notices of changes of address shall not be effective until received.

     7. Concerning the Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by the Company and Placement Agent that:

          (a) The Escrow Agent shall not be under any duty to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

          (b) This Escrow Agreement expressly sets forth all the duties of the

Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

          (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, and the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Escrow Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property, or any loss of interest incident to any such delays.

          (d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in good faith and in accordance with such advice.

          (f) The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only. Any payments of income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certification, or non-resident alien certifications.

          This paragraph (f) and paragraph (c) of this Section 7 shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

          (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.

          (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom of selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

          (i) The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of notice of termination signed by both the Company and the Placement Agent or at any time may resign by giving written notice to such effect to the Company and the Placement Agent. Upon any such termination or resignation, the Escrow Agent shall deliver the Escrowed Property to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The termination or resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is 30 days after the date of delivery: (A) to the Escrow Agent of the other parties' notice of termination or (B) to the other parties hereto of the Escrow Agent's written notice of resignation. If at that time the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to keep the Escrowed Property safe until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto or any enforceable order of a court of competent jurisdiction.

          (j) The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

          (k) In the event of any disagreement among or between the other parties hereto and/or the subscribers of the Shares resulting in adverse claims or demands being made in connection with the Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Property until the Escrow Agent shall have received (i) a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Property or (ii) a written agreement executed by the other parties hereto and consented to by the subscribers directing delivery of the Escrowed Property, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question.

          (l) As consideration for its agreement to act as Escrow Agent as herein described, the Company agrees to pay the Escrow Agent the fee set forth on Exhibit F hereto (made a part of this Escrow Agreement as if herein set forth). In addition, the Company agrees to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

          (m) All parties hereto irrevocably (i) submit to the jurisdiction of any New

York State or federal court sitting in New York City in any action or proceeding arising out of or relating to this Escrow Agreement, (ii) agree that all claims with respect to such action or proceeding shall be heard and determined in such New York State or federal court and (iii) waive, to the fullest extent possible, the defense of an inconvenient forum. The other parties hereby consent to and grant any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of process or other papers in connection with any such action or proceeding in the manner provided hereinabove, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

          (n) No printed or other matter in any language (including, without limitation, the Registration Statement, the Prospectus, notices, reports and promotional material) which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto. The Escrow Agent hereby consents to the use of its name and the reference to the escrow arrangement in the Registration Statement and in the Prospectus.

     8. Miscellaneous.

          (a) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives, and the subscribers of the Shares and shall not be enforceable by or inure to the benefit of any other third party except as provided in paragraph (i) of Section 7 with respect to the termination of, or resignation by, the Escrow Agent. No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties.

          (b) This Escrow Agreement shall be construed in accordance with and governed by the internal law of the State of New York (without reference to its rules as to conflicts of law).

          (c) This Escrow Agreement may only be modified by a writing signed by all of the parties hereto and consented to by the subscribers of the Shares adversely affected by such modifications. No waiver hereunder shall be effective unless in a writing signed by the party to be charged.

          (d) This Escrow Agreement shall terminate upon the payment pursuant to
Section 5 of all amounts held in the Escrow Account.

          (e) The section headings herein are for convenience only and shall not affect the construction thereof. Unless otherwise indicated, references to Sections are to Sections contained herein.

          (f) This Escrow Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute an original.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the day and year first above written.


                                        INTEGRAMED AMERICA, INC.


                                        By:__________________________________
                                               Name:
                                               Title:


                                        VECTOR SECURITIES INTERNATIONAL, INC.


                                        By:__________________________________
                                               Name:
                                               Title:


                                        CITIBANK, N.A.


                                        By:___________________________________
                                               Name:
                                               Title:

                                    EXHIBIT A

                 Citibank Insured Money Market Deposit Accounts

     Deposits/Withdrawals may be made to the Citibank Money Market Deposit Account ("MMDA") established under the Escrow Agreement to which this Exhibit is attached only through the Escrow Account. All transaction and balance reporting of the MMDA will be included as part of the Escrow Account Statement. Activity in the MMDA will be reflected as the equivalent of dollars on deposit in a Citibank Money Market Deposit Account. Deposits/Withdrawals to the MMDA will be made only as permitted by the Escrow Agreement to which this Exhibit is attached. The MMDA has certain regulatory restrictions as well as some minimum requirements:

     1. By regulation, Citibank, N.A. is required to reserve the right to require seven days' prior notice of any withdrawals of funds from an account; provided, however, that, if Citibank, N.A. elects to exercise its right to require seven days' prior notice, it shall exercise such right as to all such accounts established.

     2. A daily balance of $10,000 must be maintained on deposit in the MMDA. If the MMDA should fall below $10,000 on any day, Citibank, N.A. will be authorized to transfer the remaining balance to the Escrow Account.

     3. Rates will be determined by Citibank, N.A. and can be determined by calling your custody account officer.

     4. Balances up to $100,000 (total on deposit at Citibank, N.A.) are FDIC-insured.

                                    EXHIBIT B
                            SUMMARY OF CASH RECEIVED
                             NEW PARTICIPANT DEPOSIT

                                                                 Date:_________
Deposit Date:                                             List Number:_________
Investment Date:                                           Page_______ of _____
Batch Number:                                             Approved By:_________
                                                                 JOB#:_________
                  For Bank use only


TITLE:
      -------------------
-----------------------------------------------------------------------------------------------------------
                                *                 *AMOUNT OF    *                *TAX ID NO./  |      | FOR BANK
      NAME    *   DEPOSIT  *  SHARES  * ADDRESS  |SOC.SEC. NO. * * USE ONLY     *                   *                   *     *
---------------- --------   ---------  ---------------------------- -------------
                                *                *  TAX CODE   *
                                *                *             *                *             *                   *   EXEMPT(Y/N)
                                *                *             *                *             *                   *   W-9(YR) NRA
                                *                *             *                *             *                   *   W-8(YR)
                                *                *             *                *             *                   *   1008(87)
                                *                *             *                *             *                   *
-----------------------------------------------------------------------------------------------------------------------------------
Broker    Misc.                 *                *             *                *  Misc. II   *  Misc. III |      TAX CODE
                                *                *             *                *             *                   *   EXEMPT(Y/N)
                                *                *             *                *             *                   *   W-2(YR) NRS
                                *                *             *                *             *                   *   W-8(YR)
                                *                *             *                *             *                   *   1008(87)
                                *                *             *                *             *                   *
-----------------------------------------------------------------------------------------------------------------------------------
Broker    Misc.                 *                *             *                *  Misc. II   *  Misc. III | TAX CODE
                                *                *             *                *             *                   *   EXEMPT(Y/N)
                                *                *             *                *             *                   *   W-2(YR) NRS
                                *                *             *                *             *                   *   W-8(YR)
                                *                *             *                *             *                   *   1008(87)
                                *                *             *                *             *                   *
-----------------------------------------------------------------------------------------------------------------------------------
Broker    Misc.                 *                *             *                *  Misc. II   *  Misc. III |      TAX CODE
                                *                *             *                *             *                   *   EXEMPT(Y/N)
                                *                *             *                *             *                   *   W-2(YR) NRS
                                *                *             *                *             *                   *   W-8(YR)
                                *                *             *                *             *                   *   1000(87)
                                *                *             *                *             *                   *
-----------------------------------------------------------------------------------------------------------------------------------
Broker   Misc.                  *                *             *                *  Misc. II   *  Misc. III |*

                                    EXHIBIT C

                      [Form of Offering Termination Notice]



                                                          ________________, 1997


Citibank, N.A.
Corporate Trust
Escrow Administration
120 Wall Street, 13th Floor
New York, New York  10043


Attention:   Mr. Bryan Gartenberg
             Senior Trust Officer

Dear Mr. Gartenberg:

     Pursuant to Section 5(a) of the Escrow Agreement dated as of _______________, 1997 (the "Escrow Agreement") among IntegraMed America, Inc., (the "Company"), Vector Securities International, Inc. and you, the Company hereby notifies you of the termination of the offering of the Shares (as that term is defined in the Escrow Agreement) and directs you to make payments to subscribers as provided for in Section 5(a) of the Escrow Agreement.

                                             Very truly yours,

                                             INTEGRAMED AMERICA, INC.



                                             By: _______________________________
                                                    Name:
                                                    Title:

                                    EXHIBIT D

                            [Form of Closing Notice]



                                                           _______________, 1997


Citibank, N.A.
Corporate Trust
Escrow Administration
120 Wall Street, 13th Floor
New York, New York  10043

Attention:     Mr. Bryan Gartenberg
               Senior Trust Officer

Ladies and Gentlemen:

     Pursuant to Section 5(b) of the Escrow Agreement dated as of ______________, 1997, (the "Escrow Agreement") among IntegraMed America, Inc. (the "Company"), Vector Securities International, Inc. and you, the Company hereby certifies that it has received subscriptions for the Shares (as that term is defined in the Escrow Agreement) and the Company will sell and deliver Shares to the subscribers thereof at a closing to be held on _______________, 1997 (the "Closing Date"). The names of the subscribers concerned, the number of Shares subscribed for by each of such subscribers and the related subscription amounts are set forth on Schedule I annexed hereto.

     Please accept these instructions as standing instructions for the closing to be held on the Closing Date. The parties hereto certify that they do not wish to have a call back regarding these instructions.

     We hereby request that the aggregate subscription amount be paid to you, the Placement Agent and us as follows:

     1.  To the Company, $_________;

     2.  To Vector Securities International, Inc., $_________; and

     3.  To the Escrow Agent, $_________.

     These instructions may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.


                                       Very truly yours,

                                       INTEGRAMED AMERICA, INC.



                                       By: _____________________________
                                              Name:
                                              Title:


                                       VECTOR SECURITIES INTERNATIONAL, INC.


                                       By: ______________________________
                                              Name:
                                              Title:

                                   SCHEDULE I

Name of                        Number of                      Subscription
Subscriber                     Shares                         Amount
----------                     ------                         ------

                                    EXHIBIT E


                    [Form of Subscription Termination Notice]



Citibank, N.A.
Corporate Trust
Escrow Administration
120 Wall Street, 13th Floor
New York, New York  10043

Attention:   Mr. Bryan Gartenberg
             Senior Trust Officer

Dear Mr. Gartenberg:

     Pursuant to Section 5(c) of the Escrow Agreement dated as of ______________, 1997 (the "Escrow Agreement") among IntegraMed America, Inc. (the "Company"), Vector Securities International, Inc. and you, the Company hereby notifies you that the following subscription(s) have been rejected:

                                                      Dollar
Name of                Amount of Subscribed           Amount of
Subscriber             Shares Rejected                Rejected Subscription
----------             ---------------                ---------------------




                                              Very truly yours,

                                              INTEGRAMED AMERICA, INC.


                                              By: ____________________________
                                                     Name:
                                                     Title:

                                    EXHIBIT F


Fee to Citibank N.A.:               $5,000.00

                                    EXHIBIT 2

Vector Securities International, Inc.
1751 Lake Cook Road, Suite 350
Deerfield, Illinois  60015

Ladies and Gentlemen:

     The undersigned has been informed that IntegraMed America, Inc., a Delaware corporation (the "Company"), intends to file a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, which Registration Statement contemplates the public offering of shares of the Company's Common Stock through you as the Placement Agent.

     In connection with the foregoing, in order to induce you, as Placement Agent, to enter into an Agreement with the Company and to proceed with the proposed public offering, the undersigned agrees to the following:

     For a period of thirteen (90) days following the effective date of the Company's public offering of securities, the undersigned will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any options, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or execrable or exchangeable for Common Stock (whether such shares or any such securities are now owned by the undersigned or are hereafter acquired), without the prior written consent of Vector Securities International, Inc. In order to enforce this covenant, the Company may impose stop-transfer instructions with respect to all of the undersigned's shares of Common Stock until the end of such period.

     If the Company's public offering has not been completed by 5:00 p.m., New York City time, on October 31, 1997, this agreement shall then terminate and be of no further force and effect.


                                     _________________________________
                                     Signature

                                     _________________________________
                                     Print Name

                                     _________________________________
                                     Date